UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): July 3, 2016

Fairway Group Holdings Corp.

(Exact name of registrant as specified in its charter)

Delaware	001-35880	20-5942788
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2284 12th Avenue

New York, New York 10027
(Address of Principal Executive Offices)

(646) 616-8000

(Registrant’s Telephone Number, Including Area Code)

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

As previously announced, on May 2, 2016, Fairway Group Holdings Corp. (the “Company”) and all of its subsidiaries (other than Fairway Lake Grove LLC) (collectively with the Company, the “Debtors”) filed a voluntary pre-packaged plan for reorganization (the “Plan”) under chapter 11 of title 11 of the United States Code (the “Bankruptcy Code”) in the United States Bankruptcy Court for the Southern District of New York (the “Bankruptcy Court”) in the proceeding titled In re Fairway Group Holdings Corp. et al.  Also as previously announced, on June 8, 2016, the Bankruptcy Court entered an order (the “Confirmation Order”) confirming the Plan (as amended).  The Plan (as amended) and the Confirmation Order were attached as Exhibits 2.1 and 2.2, respectively, to the Company’s Current Report on Form 8-K filed on June 14, 2016.

On July 3, 2016 (the “Effective Date”), the Debtors consummated their reorganization under the Bankruptcy Code and the Plan became effective. Pursuant to the Plan, on the Effective Date, all outstanding equity securities of the Company outstanding prior to the Effective Date were canceled, without the payment of any amount to the holders thereof.  On July 5, 2016, the Company is filing a Form 15 with the Securities and Exchange Commission to effect the deregistration of its Class A common stock.

On July 5, 2016, the Company filed a Notice of Effective Date with the Bankruptcy Court. The Notice of Effective Date is attached hereto as Exhibit 99.1.

Item 9.01  Financial Statements and Exhibits.

Exhibits

99.1                                                                                            Notice of Effective Date

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Fairway Group Holdings Corp.

July 5, 2016	By:	/s/ Dennis Stogsdill
	Name:	Dennis Stogsdill
	Title:	Chief Financial Officer

Exhibit Index

Exhibit No.	Description
99.1	Notice of Effective Date